Exhibit 10.3

SIDE LETTER AND GUARANTY AGREEMENT

This Side Letter and Guaranty Agreement (this “Guaranty”) is made and entered into as of June 10, 2026, by and between Aditxt Inc., a Delaware corporation (“Guarantor”), and Copley Acquisition Corp, an exempted company incorporated under the laws of the Cayman Islands (“SPAC”).

RECITALS

WHEREAS, SPAC, Ignite Proteomics Holdings, Inc., a Delaware corporation (“Pubco”), Ignite Merger Sub I Inc., a Delaware corporation, Ignite Merger Sub II LLC, a Delaware limited liability company, Jeffrey M. Busch, as Seller Representative, Chibo Tang, as SPAC Representative, and Ignite Proteomics, LLC, a Delaware limited liability company (the “Company”), have entered into that certain Business Combination Agreement, dated as of June 10, 2026 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, the Company is a direct subsidiary of Guarantor;

WHEREAS, as a condition to and in consideration of SPAC’s willingness to enter into and perform its obligations under the Business Combination Agreement, SPAC has required that Guarantor execute and deliver this Guaranty; and

WHEREAS, Guarantor has determined that the execution, delivery and performance of this Guaranty is in the best interests of Guarantor because Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

2. Guaranty.

(a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees to SPAC, as primary obligor and not merely as surety, the full, complete and punctual payment, performance and discharge of each and every obligation of the Company arising under or in connection with the Business Combination Agreement and all Ancillary Documents to which the Company is a party (collectively, the “Guaranteed Obligations”), including, without limitation: (i) the payment of all Expenses required to be paid by or on behalf of the Company pursuant to the Business Combination Agreement; (ii) the repayment, forgiveness, discharge or other satisfaction in full of all Indebtedness of the Company as required by Section 7.3(g) of the Business Combination Agreement; (iii) the performance of all covenants and agreements of the Company contained in the Business Combination Agreement, including under Article VI thereof; (iv) any reimbursement or indemnification obligations of the Company arising under the Business Combination Agreement; and (v) any other monetary or performance obligations of the Company arising under the Business Combination Agreement or any Ancillary Document to which the Company is a party.

(b) If the Company shall fail to pay, perform or discharge any Guaranteed Obligation when due (whether at stated maturity, by acceleration, demand or otherwise), Guarantor shall, promptly upon demand by SPAC, pay, perform or discharge, or cause to be paid, performed or discharged, such Guaranteed Obligation. Each failure by the Company to pay, perform or discharge a Guaranteed Obligation shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

3. Nature of Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment, performance and discharge of the Guaranteed Obligations. This Guaranty is in no way conditioned upon any requirement that SPAC first attempt to collect any Guaranteed Obligation from the Company or resort to any security or other means of obtaining payment of any Guaranteed Obligation that SPAC now has or may acquire after the date hereof, or upon any other contingency whatsoever. Should the Company default in the payment, performance or discharge of any Guaranteed Obligation, the obligations of Guarantor hereunder with respect to such Guaranteed Obligation shall become immediately due and performable by Guarantor regardless of any defense, right or claim that the Company may have against SPAC. This Guaranty shall not be discharged except by complete payment and performance of the Guaranteed Obligations.

4. Waivers.

(a) Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by applicable Law:

(i) any defense arising by reason of any claim or defense based upon an election of remedies by SPAC;

(ii) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iii) any duty on the part of SPAC to disclose to Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now known or hereafter known by SPAC;

(iv) notice of acceptance of this Guaranty, notice of any Guaranteed Obligation incurred, notice of any action at any time taken or omitted by SPAC, and generally all demands and notices of every kind;

(v) any right to require SPAC to (A) proceed against the Company, (B) proceed against or exhaust any security held from the Company, or (C) pursue any other remedy in SPAC’s power whatsoever;

(vi) any defense based on or arising out of any defense of the Company other than the defense of full payment and performance of all Guaranteed Obligations;

(vii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of Guarantor hereunder;

(viii) diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against the Company, protest, notice (except as specifically required herein) and all other demands and notices whatsoever with respect to the Guaranteed Obligations;

(ix) any defense based upon the incapacity, lack of authority, or any disability or other defense of the Company, including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto; and

(x) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, to the extent permitted by applicable Law.

(b) Guarantor consents and agrees that SPAC may, at any time and from time to time, without notice to or further consent of Guarantor, and without impairing or releasing the obligations of Guarantor hereunder: (i) agree with the Company to make any change in the terms of any Guaranteed Obligation; (ii) take or fail to take any action of any kind in respect of any security for any Guaranteed Obligation; (iii) exercise or refrain from exercising any rights against the Company or others; or (iv) compromise or subordinate any Guaranteed Obligation, including any security therefor.

5. Reinstatement. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment made or value received with respect to a Guaranteed Obligation is rescinded or must otherwise be returned by SPAC upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made or value received.

6. No Subrogation. Notwithstanding anything to the contrary herein, Guarantor shall not exercise any right of subrogation, contribution, reimbursement, indemnification or similar right against the Company by reason of this Guaranty or any payment or performance hereunder until the date on which all Guaranteed Obligations have been indefeasibly paid and performed in full.

7. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to SPAC that:

(a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Guarantor has all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action on the part of Guarantor.

(c) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) The Company is a direct or indirect subsidiary of Guarantor.

(e) The execution, delivery and performance of this Guaranty by Guarantor does not and will not (i) violate the organizational documents of Guarantor, (ii) violate any applicable Law or Order, or (iii) result in a breach of any material agreement to which Guarantor is a party.

8. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in accordance with the notice provisions set forth in Section 10.1 of the Business Combination Agreement, with notices to Guarantor to be delivered to the following address:

Aditxt, Inc.

15000 West 6th Avenue, Suite 400

Golden, Colorado 80401

Attn: Jeffrey M. Busch

Email: jeff.busch@igniteproteomic.com

with a copy (which will not constitute notice) to:

Meister Seelig & Schuster PLLC

125 Park Ave, 7th Floor

New York, New York 10017

Attn: Louis Lombardo

Email: ll@mss-pllc.com

and notices to SPAC to be delivered as set forth in Section 10.1 of the Business Combination Agreement.

9. Governing Law. This Guaranty shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

10. Jurisdiction. All Actions arising out of or relating to this Guaranty shall be heard and determined exclusively in any state court located in Wilmington, Delaware or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Guaranty brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Guaranty may not be enforced in or by any Specified Court.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12. Amendments. No amendment, modification or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by each of SPAC and Guarantor. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of SPAC and its successors and assigns. Guarantor shall not assign its obligations hereunder without the prior written consent of SPAC, and any purported assignment without such consent shall be null and void.

14. Entire Agreement. This Guaranty constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. For the avoidance of doubt, this Guaranty is in addition to, and does not limit, modify or supersede, any obligation of the Company under the Business Combination Agreement.

15. Severability. In the event that any provision of this Guaranty or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Guaranty shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Guaranty may be executed in one or more counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

17. Specific Performance. Each party hereto acknowledges that the other party would be irreparably harmed by any breach of this Guaranty and that monetary damages may not be an adequate remedy therefor. Accordingly, each party hereto shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach or threatened breach of this Guaranty, without the necessity of proving actual damages or posting any bond or other security, and such remedies shall not be deemed to be the exclusive remedies for a breach of this Guaranty but shall be in addition to all other remedies available at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the date first written above.

GUARANTOR:

ADITXT INC.

By:
Name:
Title:

SPAC:

COPLEY ACQUISITION CORP

By:
Name:	Chibo Tang
Title:	Co-CEO